Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------------

                                MALLINCKRODT INC.
                       (formerly Mallinckrodt Group Inc.)
             (Exact name of Registrant as specified in its charter)

         New York                  675 McDonnell Boulevard      36-1263901
(State or other jurisdiction of        P.O. Box 5840         (I.R.S. Employer
incorporation or organization)      St. Louis, MO 63134     Identification No.)
                                     (314) 654-2000
                            (Address of principal executive
                                         offices)

                        INVESTMENT PLAN FOR EMPLOYEES OF
                                MALLINCKRODT INC.
                              (Full Title of Plan)
                              ---------------------

                                 Roger A. Keller
                   Vice President, Secretary & General Counsel
                                Mallinckrodt Inc.
                             675 McDonnell Boulevard
                                  P.O. Box 5840
                               St. Louis, MO 63134
                                 (314) 654-2000
                      (Name, address and telephone number,
                   including area code, of agent for service)
                              ---------------------

                                   Copies to:
                               John M. Reiss, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200
                              ---------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                        Proposed maximum     Proposed maximum        Amount of
     Title of securities to be         Amount to be      offering price     aggregate offering   registration fee
            registered                  registered        per share <F1>       price <F1>
            ----------                  ----------        -------------         ---------
Common Stock, $1.00 par value......     1,000,000           $32.65625            $32,656,250          $9078.44
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange, Inc. on August 18, 1999.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same stock purchase plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the registration statement on Form S-8 filed by Mallinckrodt Inc. with respect to the Investment Plan for Employees of Mallinckrodt Inc., registration statement No. 333-34489 (which in turn incorporated by reference the contents of registration statement No. 2-94151, as amended) are incorporated herein by reference.

Item 8.   Exhibits

Exhibit
Number            Description of Documents
------            ------------------------

5(a)           Opinion  of  Roger  A.  Keller  as  to  legality  of   securities
               (including Consent).

5(b) Determination letter from Internal Revenue Service dated February 10, 1986. Incorporated herein by reference to Exhibit 5(c) to Post-Effective Amendment No. 3, Registration Statement No. 2-94151.

23.1           Consent of Ernst & Young LLP.

23.2           Consent of Stone Carlie & Company, L.L.C.

23.3           Consent of Roger A. Keller included in Exhibit 5(a).

24 Power of Attorney of certain officers and directors (included on pages II-2 through II-4) and Power of Attorney of certain members of the Employee Benefits Committee (included on pages II-4 through II-5).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 18th day of August, 1999.

                                           MALLINCKRODT INC.

                                           By /s/ C. Ray Holman
                                             ---------------------------------
                                             Name:    C. Ray Holman
                                             Title:   Chairman of the Board and
                                                        Chief Executive Officer


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Ray Holman and Roger A. Keller, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in one or more counterparts.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/s/ C. Ray Holman                                 Chairman of the Board and
--------------------------------                  Chief Executive Officer
C. Ray Holman
Date:  August 18, 1999

/s/ Michael A. Rocca                              Senior Vice President and
--------------------------------                  Chief Financial Officer
Michael A. Rocca                                  (Principal Financial
Date:  August 18, 1999                            Officer)

/s/ Douglas A. McKinney                           Vice President and
--------------------------------                  Controller (Principal
Douglas A. McKinney                               Accounting Officer)
Date:  August 18, 1999

/s/ Raymond F. Bentele                            Director
--------------------------------
Raymond F. Bentele
Date:  August 18, 1999

/s/ Gareth C.C. Chang                             Director
--------------------------------
Gareth C.C. Chang
Date:  August 18, 1999

/s/ William L. Davis, III                         Director
--------------------------------
William L. Davis, III
Date:  August 18, 1999

/s/ Ronald G. Evens                               Director
--------------------------------
Ronald G. Evens
Date:  August 18, 1999

/s/ Roberta S. Karmel                             Director
--------------------------------
Roberta S. Karmel
Date:  August 18, 1999

/s/ Claudine B. Malone                            Director
--------------------------------
Claudine B. Malone
Date:  August 18, 1999

/s/ Anthony Viscusi                               Director
--------------------------------
Anthony Viscusi
Date:  August 18, 1999

/s/ Brian M. Rushton                              Director
--------------------------------
Brian M. Rushton
Date:  August 18, 1999

/s/ Daniel R. Toll                                Director
--------------------------------
Daniel R. Toll
Date:  August 18, 1999


          Pursuant to the requirements of the Securities Act of 1933, the Employee Benefits Committee of Mallinckrodt Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 18th day of August, 1999.



                                              INVESTMENT PLAN FOR EMPLOYEES
                                                OF MALLINCKRODT INC.


                                              /s/ William B. Stone
                                              ----------------------------
                                              Name: William B. Stone
                                              Title: Chairman



                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Ray Holman and Roger A. Keller, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in one or more counterparts.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities as members of the Employee Benefits Committee and on the date indicated.

        Signature                                        Date

/s/ Bruce K. Crockett                              August 18, 1999
----------------------------
Bruce K. Crockett

/s/ Roger A. Keller                                August 18, 1999
----------------------------
Roger A. Keller

/s/ David R. Kupferer                              August 18, 1999
----------------------------
David R. Kupferer

/s/ Judith C. Rebholz                              August 18, 1999
----------------------------
Judith C. Rebholz

/s/ John J. Riordan                                August 18, 1999
----------------------------
John J. Riordan

/s/ Nancy J. Stemme                                August 18, 1999
----------------------------
Nancy J. Stemme

/s/ William B. Stone                               August 18, 1999
----------------------------
William B. Stone

/s/ Frank A. Voltolina                             August 18, 1999
----------------------------
Frank A. Voltolina